Exhibit 5.1

[WINSTEAD PC LETTERHEAD]

February 1, 2011

Repros Therapeutics Inc.
2408 Timberloch Drive, Suite B-7
The Woodlands, Texas, 77380

Ladies and Gentlemen:

We have acted as counsel to Repros Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing of the registration statement on Form S-1, as amended (“Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale of (i) 600,000 units (the “Units”), with each Unit consisting of four shares of the Company’s common stock, $.001 par value per share (“Common Stock”), Series A Warrants to purchase three shares of Common  Stock (the “Series A Warrants”), Series B Warrants to purchase 2.45 shares of Common Stock (together with the Series A Warrants, the “Warrants”), (ii) 90,000 units which the underwriters will have a right to purchase from the Company to cover over-allotments, if any (the “Over-Allotment Units”) and (iii) shares Common Stock issuable upon exercise of the Warrants included in the Units and Over-Allotment Units (the “Warrant Shares”).

In connection with our opinion, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, Bylaws of the Company, form of Series A Warrant, form of Series B Warrant and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.  In making our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1)           the shares of Common Stock included in the Units and Over-Allotment Units (the “Shares”) have been duly authorized and, upon the issuance, delivery and payment therefor in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable;

(2)           when (a) a warrant agreement for the Warrants has been duly executed and delivered by the Company and (b) the Warrants have been issued and sold in the manner described in the Registration Statement, the Warrants included in the Units and Over-Allotment Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and by general principles of equity (including without limitation concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding at law or in equity; and

(3)           the Warrant Shares have been duly authorized and, upon the valid exercise in accordance with the terms of the Warrants and payment of the consideration required in connection therewith, the Warrant Shares will be validly issued, fully paid and non-assessable.

For purposes of our opinions in paragraphs (1) and (3) above, we express no opinion as to the law of any jurisdiction other than the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported case law).  For purposes of our opinions in paragraph (2) above, we express no opinion as to the law of any jurisdiction other than the State of New York.  The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date hereof.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

            Very truly yours,

            /s/ Winstead PC